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                                                                   EXHIBIT 17(i)

THE GALAXY VIP FUND

PROXY SOLICITED BY THE BOARD OF TRUSTEES FOR A MEETING

THE GALAXY VIP FUND

GALAXY VIP SMALL COMPANY GROWTH FUND

OF SHAREHOLDERS TO BE HELD ON FEBRUARY 19, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. The signers of this proxy hereby appoint each of Joseph R. Palombo, Jean S. Loewenberg, Joseph T. Turo, Russell L. Kane, Vincent P. Pietropaolo and Heidi A. Hoefler proxies of the signers, with power of substitution, to vote at the Special Meeting of Shareholders to be held at One Financial Center, Boston, Massachusetts, on February 19, 2003, and at any adjournments, as specified herein and in accordance with their best judgment on any other business that may properly come before this meeting, all shares held by the signers.

AFTER CAREFUL REVIEW, THE BOARD OF TRUSTEES UNANIMOUSLY HAS RECOMMENDED A VOTE "FOR" ALL MATTERS.

DATE

Signature(s) of joint participant

PLEASE SIGN YOUR NAME OR NAMES EXACTLY AS PRINTED TO
THE LEFT TO AUTHORIZE THE VOTING OF YOUR SHARES AS
INDICATED ABOVE.  WHERE SHARES ARE REGISTERED WITH JOINT
OWNERS, ALL JOINT OWNERS SHOULD SIGN.  PERSONS SIGNING
AS EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD SO
INDICATE.  CORPORATE PROXIES SHOULD BE SIGNED BY AN
AUTHORIZED OFFICER.

PROXY 8

Please fill in box(es) as shown using black or blue ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS.

BY SIGNING AND DATING THIS CARD, YOU AUTHORIZE THE PROXIES TO VOTE EACH PROPOSAL AS MARKED, OR, IF NOT MARKED, TO VOTE "FOR" EACH PROPOSAL AND TO USE THEIR DISCRETION TO VOTE ON ANY OTHER MATTER THAT MAY COME BEFORE THE SPECIAL MEETING. IF YOU DO NOT INTEND PERSONALLY TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENCLOSED ENVELOPE.

THE TRUSTEES RECOMMEND A VOTE FOR THE PROPOSAL.


FOR   AGAINST    ABSTAIN


1. To approve an Agreement and Plan of Reorganization providing for (i) the sale of all of the assets of the Galaxy VIP Small Company Growth Fund to, and the assumption of all of the liabilities of the Galaxy VIP Small Company Growth Fund

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by, the Stein Roe Small Company Growth Fund, Variable Series, in exchange for shares of the Stein Roe Small Company Growth Fund, Variable Series, and the distribution of such shares to the shareholders of the Galaxy VIP Small Company Growth Fund in complete liquidation of the Galaxy VIP Small Company Growth Fund;
(ii) the de-registration of The Galaxy VIP Fund as an investment company under the Investment Company Act of 1940, as amended, and (iii) The Galaxy VIP Fund's termination as a Massachusetts business trust under Massachusetts law.

PROXY 8


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THE GALAXY VIP FUND

INSTRUCTIONS OF VARIABLE CONTRACT PARTICIPANTS FOR VOTING SHARES OF THE GALAXY VIP FUND.

NAME OF INSURANCE COMPANY
GALAXY VIP SMALL COMPANY GROWTH FUND

VOTING INSTRUCTIONS
THE GALAXY VIP FUND

The undersigned, being a Participant under a variable annuity contract or variable life insurance policy issued by the above-referenced Insurance Company (the "Insurance Company"), hereby instructs the Insurance Company to cause the shares of each above-referenced fund (the "Fund") allocable to Participant's contract or policy to be voted in the manner specified on the reverse side with respect to the matter described in the accompanying proxy statement.

THE INSURANCE COMPANY WILL FOLLOW VOTING INSTRUCTIONS ONLY IF THEY ARE RECEIVED AT LEAST ONE DAY PRIOR TO THE DATE OF THE MEETING. IF NO INSTRUCTIONS ARE SPECIFIED, THE INSURANCE COMPANY WILL VOTE THE SHARES IN FAVOR OF THE AGREEMENT AND PLAN OF REORGANIZATION.

---------------------------------------
DATE

PLEASE MARK, SIGN, DATE AND RETURN THE VOTING INSTRUCTIONS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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Signature(s) of joint participant

Please date and sign the name or names as printed hereon. Where there are Joint Participants, all Joint Participants should sign. Corporate Instructions should be signed by an authorized officer. Executors, administrators, trustees, etc. should so indicate when signing.

VIC 8

Please fill in box(es) as shown using black or blue ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS.

BY SIGNING AND DATING THIS CARD, YOU INSTRUCT THE INSURANCE COMPANY TO VOTE EACH PROPOSAL AS MARKED, OR, IF NOT MARKED, TO VOTE "FOR" EACH PROPOSAL AND TO USE THEIR DISCRETION TO VOTE ON ANY OTHER MATTER THAT MAY COME BEFORE THE SPECIAL MEETING. IF YOU DO NOT INTEND PERSONALLY TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENCLOSED ENVELOPE.

THE TRUSTEES RECOMMEND A VOTE FOR THE PROPOSAL.

FOR        AGAINST    ABSTAIN


1. To approve an Agreement and Plan of Reorganization providing for (i) the sale of all of the assets of the Galaxy VIP Small Company Growth Fund to, and the assumption of all of the liabilities of the Galaxy VIP Small Company Growth
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Fund by, the Stein Roe Small Company Growth Fund, Variable Series, in exchange for shares of the Stein Roe Small Company Growth Fund, Variable Series, and the distribution of such shares to the shareholders of the Galaxy VIP Small Company Growth Fund in complete liquidation of the Galaxy VIP Small Company Growth Fund;
(ii) the de-registration of The Galaxy VIP Fund as an investment company under the Investment Company Act of 1940, as amended, and (iii) The Galaxy VIP Fund's termination as a Massachusetts business trust under Massachusetts law.

VIC 8